Exhibit 99.1
Excerpts from Preliminary Offering Memorandum dated February 11, 2020
Redemption of 8.00% Senior Notes due 2025
On December 18, 2019, we provided notice that we elected to redeem all of our remaining outstanding 8.00% notes, which had an aggregate outstanding principal amount of $122.2 million. On January 8, 2020, we completed the redemption, making a payment of $135.5 million, which included accrued and unpaid interest to the redemption date and a redemption premium.
Redemption of 5.50% Senior Notes due 2025
We intend to deliver a conditional notice of redemption providing for the redemption in full of the $1,000.0 million aggregate outstanding principal amount of our 5.50% notes due 2025 with a redemption date of March 2, 2020. The redemption price for the 5.50% notes due 2025 is specified in the indenture for the 5.50% notes due 2025 as 104.125% of the principal amount of the notes redeemed, plus the accrued and unpaid interest, if any, to the redemption date. See “Description of Certain Indebtedness—5.50% Senior Notes Due 2025.” We estimate that the aggregate amount necessary to redeem the 5.50% notes due 2025, inclusive of the accrued and unpaid interest to the redemption date and the redemption premium, will be approximately $1,068.7 million. We refer to the redemption price to be paid to holders of the 5.50% notes due 2025 as the “applicable redemption price.”
Our obligation to redeem the 5.50% notes due 2025 is subject to the satisfaction or waiver, in our discretion, of the condition that we receive proceeds from this offering on terms satisfactory to us in our sole discretion, generating net proceeds in an amount that, together with cash on hand, is sufficient to effect the redemption of the 5.50% notes due 2025 at the applicable redemption price and the payment of any costs, fees and expenses incurred in connection therewith. The redemption of the 5.50% notes due 2025 is not being made by means of this offering memorandum, and nothing in this offering memorandum should be construed as an offer to purchase the 5.50% notes due 2025. This offering is not conditioned upon consummation of the redemption of the 5.50% notes due 2025.
This offering memorandum is not a notice of redemption with respect to our 5.50% notes due 2025.

SUMMARY HISTORICAL FINANCIAL INFORMATION
The following tables set forth certain of our summary historical condensed consolidated financial data for each of the fiscal years in the three-year period ended September 30, 2019 and for the three months ended December 31, 2019 and 2018. The summary historical financial data set forth below should be read in conjunction with: (i) the sections entitled “Use of Proceeds” and “Capitalization,” each of which are contained elsewhere in this offering memorandum, (ii) our audited consolidated financial statements and the notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the fiscal year ended September 30, 2019 contained in our Annual Report on Form 10-K filed with the SEC on November 22, 2019 and incorporated by reference in this offering memorandum, and (iii) our unaudited condensed consolidated financial statements and the notes thereto, and our “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” contained in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 filed with the SEC on February 7, 2020 and incorporated by reference in this offering memorandum.
The summary historical condensed consolidated financial data for each of the fiscal years in the three-year period ended September 30, 2019 have been derived from our audited consolidated financial statements. Our summary unaudited historical condensed consolidated financial data for the three months ended December 31, 2019 and 2018 have been derived from our unaudited condensed consolidated financial statements, and include, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of such information. The financial data presented for the interim periods are not necessarily indicative of the results for the full fiscal year.
The summary unaudited historical consolidated financial data for the twelve months ended December 31, 2019 were calculated by subtracting our summary historical consolidated financial information for the three months ended December 31, 2018 from the summary historical consolidated financial information for the fiscal year ended September 30, 2019, and then adding the summary historical consolidated financial information for the three months ended December 31, 2019.

	Year Ended September 30,			Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2019	2018	2019	2019

	(in millions)
Statements of Operations Data:
Net sales	$5,225.8	$6,257.2	$5,681.1	$1,411.3	$1,456.8	$5,726.6
Cost of goods sold	3,655.0	4,403.2	3,889.0	984.8	985.3	3,889.5
Gross profit	1,570.8	1,854.0	1,792.1	426.5	471.5	1,837.1
Selling, general and administrative expenses	867.7	976.4	911.6	217.1	235.3	929.8
Amortization of intangible assets	159.1	177.4	161.3	40.3	40.1	161.1
Impairment of goodwill and other intangible assets(1)	26.5	124.9	63.3	—	—	63.3
Gain on sale of business(2)	—	—	(126.6)	(124.7)	—	(1.9)
Other operating expenses (income), net	0.8	1.8	1.5	(0.1)	0.1	1.7
Operating profit	516.7	573.5	781.0	293.9	196.0	683.1
Interest expense, net(3)	314.8	387.3	322.4	59.4	102.9	365.9
Loss on extinguishment of debt, net	222.9	31.1	6.1	6.1	12.9	12.9
(Income) expense on swaps, net	(91.8)	(95.6)	306.6	51.7	(61.4)	193.5
Other income, net	(3.6)	(14.0)	(13.2)	(3.7)	(3.2)	(12.7)
Earnings before income taxes and equity method loss	74.4	264.7	159.1	180.4	144.8	123.5
Income tax expense (benefit)	26.1	(204.0)	(3.9)	43.8	30.4	(17.3)
Equity method loss, net of tax	—	0.3	37.0	10.7	7.3	33.6
Net earnings including noncontrolling interests	48.3	468.4	126.0	125.9	107.1	107.2

Less: Net earnings attributable to noncontrolling interests	—	1.1	1.3	0.3	7.9	8.9
Net earnings	48.3	467.3	124.7	125.6	99.2	98.3
Less: Preferred stock dividends	13.5	10.0	3.0	2.0	—	1.0
Net earnings available to common shareholders	$34.8	$457.3	$121.7	$123.6	$99.2	$97.3
Statements of Cash Flow Data:
Depreciation and amortization	$323.1	$398.4	$379.6	$93.6	$90.3	$376.3
Cash provided by (used in):
Operating activities	386.7	718.6	688.0	238.7	108.4	557.7
Investing activities	(2,095.0)	(1,675.6)	26.7	201.5	(75.8)	(250.6)
Financing activities	2,053.1	423.4	(652.4)	(1,199.6)	(274.9)	272.3
Other Financial Data:
Cash paid for business acquisitions, net of cash acquired(4)	$(1,915.2)	$(1,454.4)	$—	$—	$—	$—
Capital expenditures	(190.4)	(225.0)	(273.9)	(78.8)	(77.3)	(272.4)
EBITDA(5)	843.4	985.9	1,173.8	391.2	289.5	1,072.1
Adjusted EBITDA(6)	989.1	1,230.7	1,210.4	292.5	303.1	1,221.0
Adjusted EBITDA—Restricted Group(7)						$1,005.3
Net Debt (as adjusted), as of the last day of the period(8)						$5,117.0
Ratio of Net Debt (as adjusted) to Adjusted EBITDA—Restricted Group(9)						5.09

	September 30,		December 31,
	2018	2019	2019

	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$989.7	$1,050.7	$812.6
Working capital, excluding cash and cash equivalents, restricted cash and current portion of long-term debt	435.8	282.4	379.5
Total assets	13,057.5	11,951.6	11,943.5
Debt, including current portion and amounts held for sale(10)	7,868.8	7,079.5	6,539.1
Other liabilities	499.3	456.9	523.8
Total shareholders’ equity	3,060.5	2,937.3	3,311.6

(1)
For information about the impairment of goodwill and other intangible assets, see “Critical Accounting Estimates” and Notes 2 and 8 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2019 contained in our Annual Report on Form 10-K filed with the SEC on November 22, 2019 and incorporated by reference in this offering memorandum.

(2)	In connection with the 8th Avenue transactions, we recorded gains of $126.6 million in the fiscal year ended September 30, 2019 and $124.7 million in the three months ended December 31, 2018.

(3)
We incurred indebtedness with a book value as of December 31, 2019 totaling $6,539.1 million, $758.8 million of which was incurred by BellRing LLC and its subsidiaries, net of debt issuance costs and unamortized discount, and for which neither we nor any of our subsidiaries (other than BellRing LLC and its subsidiaries) are guarantors or obligors.

(4)
We completed our acquisitions of NPE in October 2016, the Weetabix Group in July 2017 and Bob Evans in January 2018. The amount included in cash paid for business acquisitions, net of cash acquired, reflects the cash consideration paid less any cash acquired in the transactions.

(5)
As used herein, EBITDA represents net earnings plus interest expense, loss on extinguishment of debt, expense/income on swaps, income tax expense/benefit, equity method income/loss, net earnings attributable to noncontrolling interest, depreciation and amortization. We present EBITDA because we consider it an important supplemental measure of our operating performance and believe it is commonly reported and frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, management understands that investors, analysts and rating agencies consider EBITDA useful in measuring the ability of issuers of “high yield” securities to meet debt service obligations. Our management believes EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and income taxes are inversely correlated to interest expense. Depreciation and amortization are non-cash charges.

The indenture that will govern the notes and the indentures governing our other senior notes and our credit agreement use EBITDA (with additional adjustments similar to those discussed below regarding our calculation of “Adjusted EBITDA”) to measure our compliance with covenants such as interest coverage and debt incurrence. Our management also believes EBITDA is an accepted indicator of our ability to incur and service debt and make capital expenditures. We believe that EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.
EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and such measures do not reflect any cash requirements for such replacements;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, as discussed under “Adjusted EBITDA” below; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative benchmark measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. You should compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.

The following table reconciles net earnings to EBITDA for the periods indicated

	Year Ended September 30,			Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2019	2018	2019	2019

	(in millions)
Net earnings	$48.3	$467.3	$124.7	$125.6	$99.2	$98.3
Net earnings attributable to noncontrolling interest	—	1.1	1.3	0.3	7.9	8.9
Equity method loss, net of tax	—	0.3	37.0	10.7	7.3	33.6
Income tax expense (benefit)	26.1	(204.0)	(3.9)	43.8	30.4	(17.3)
(Income) expense on swaps, net	(91.8)	(95.6)	306.6	51.7	(61.4)	193.5
Loss on extinguishment of debt, net	222.9	31.1	6.1	6.1	12.9	12.9
Interest expense, net	314.8	387.3	322.4	59.4	102.9	365.9
Depreciation and amortization	323.1	398.4	379.6	93.6	90.3	376.3
EBITDA	$843.4	$985.9	$1,173.8	$391.2	$289.5	$1,072.1

(6)
We present Adjusted EBITDA as a further supplemental measure of our operating performance and ability to service debt. We prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items that are non-cash items, unusual items which we do not expect to recur or continue at the same level or other items which we do not believe to be reflective of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA, including the fact that we may calculate Adjusted EBITDA differently than other companies in our industry. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

The following table reconciles EBITDA to Adjusted EBITDA for the periods indicated:

	Year Ended September 30,			Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2019	2018	2019	2019

	(in millions)
EBITDA	$843.4	$985.9	$1,173.8	$391.2	$289.5	$1,072.1
Non-cash stock-based compensation(a)	23.6	30.9	38.9	8.7	11.4	41.6
Intangible asset impairment(b)	26.5	124.9	63.3	—	—	63.3
Mark-to-market adjustments for commodity hedges(c)	(3.9)	0.7	8.7	6.7	(4.2)	(2.2)
Inventory revaluation adjustment on acquired businesses(d)	18.2	4.2	—	—	—	—
Restructuring and facility closure costs(e)	0.2	3.9	8.3	1.5	0.6	7.4
Transaction costs(f)	29.1	35.6	25.5	10.7	4.9	19.7
Integration costs(g)	8.8	28.8	13.5	(0.3)	1.6	15.4
Provision for legal settlement(h)	73.6	17.3	2.4	—	—	2.4
Assets held for sale(i)	(0.2)	—	(0.6)	(0.6)	—	—
Gain on sale of business(j)	—	—	(126.6)	(124.7)	—	(1.9)
Foreign currency loss on intercompany loans(k)	—	0.2	—	—	—	—
Noncontrolling interest adjustment(l)	(0.4)	(1.8)	(2.0)	(0.5)	(0.5)	(2.0)
Equity method investment adjustment(m)	0.2	0.1	0.7	—	—	0.7
Net foreign currency gains for purchase price of acquisition(n)	(30.0)	—	—	—	—	—
Purchase price adjustment on acquisition(o)	—	—	3.8	—	—	3.8
Debt consent solicitation costs(p)	—	—	1.3	—	—	1.3
Advisory income(q)	—	—	(0.6)	(0.2)	(0.2)	(0.6)
Adjusted EBITDA	$989.1	$1,230.7	$1,210.4	$292.5	$303.1	$1,221.0

(a)	Represents non-cash expenses related to stock-based compensation.

(b)
For information about these impairments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” and Notes 2 and 8 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2019 contained in our Annual Report on Form 10-K filed with the SEC on November 22, 2019 and incorporated by reference in this offering memorandum.

(c)	Represents a non-cash expense for mark-to-market adjustments on economic hedges for commodities and foreign exchange contracts.

(d)	Represents the profit impact of inventory basis step-up related to business combinations.

(e)	Represents certain facility closure-related expenses, excluding accelerated depreciation, associated with the closure of the Clinton, Massachusetts manufacturing facility.

(f)	Represents expenses related to professional service fees and other related costs associated with signed and closed business combinations and business divestitures.

(g)	Represents costs incurred to integrate acquired or to be acquired businesses.

(h)
Represents gains and losses recorded to recognize a receivable or liability associated with an anticipated resolution of certain ongoing litigation of the Company. These gains and losses primarily relate to settlement agreements entered into by Michael Foods, Inc. in late 2016, early 2017 and 2018 to settle certain class action claims asserted by some of the plaintiffs in class action lawsuits filed against Michael Foods, Inc. in late 2008 and early 2009.

(i)	Represents non-cash impairment losses recorded to adjust the carrying value of fixed assets and businesses classified as held for sale.

(j)	Represents gains recorded on the separate capitalization of 8th Avenue.

(k)	Represents non-cash foreign currency losses on intercompany loans and related interest denominated in currencies other than the functional currency of the respective legal entity.

(l)
Represents adjustments for net earnings, interest expense, income tax expense and depreciation and amortization for consolidated investments which are attributable to the noncontrolling owners of the consolidated investments.

(m)	Represents adjustments for our portion of interest expense, income tax expense and depreciation and amortization for our unconsolidated Weetabix investment accounted for using the equity method.

(n)	Represents net foreign currency gains from holding pounds sterling to fund the Weetabix Group acquisition.

(o)	Represents adjustments to the purchase price of an acquisition in excess of one year beyond the acquisition date.

(p)	Represents professional service fees and other related costs in connection with our debt consent solicitation.

(q)	Represents advisory income from 8th Avenue.

(7)
“Adjusted EBITDA—Restricted Group” represents the Adjusted EBITDA of Post and its subsidiaries excluding the BellRing Adjusted EBITDA. (BellRing and its subsidiaries will not be obligors or guarantors under the indenture governing the notes and are not obligors or guarantors under the indentures governing our other senior notes or under our credit agreement.) We prepare Adjusted EBITDA—Restricted Group for the 12 month period ended December 31, 2019 by excluding from our Adjusted EBITDA the BellRing Adjusted EBITDA for the entire 12 month period ended December 31, 2019. Adjusted EBITDA—Restricted Group has not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. Adjusted EBITDA—Restricted Group and the related ratios are presented for information purposes only.

The following table reconciles Adjusted EBITDA to Adjusted EBITDA—Restricted Group for the period indicated:

Twelve Months Ended December 31, 2019
(in millions)
Adjusted EBITDA	$1,221.0
BellRing Adjusted EBITDA	(215.7)
Adjusted EBITDA—Restricted Group	$1,005.3
The following is a reconciliation of earnings before income taxes to Adjusted EBITDA for BellRing and its subsidiaries:

Twelve Months Ended December 31, 2019
(in millions)
Earnings before income taxes	$167.3
Depreciation and amortization	25.3
Transaction costs	7.0
Non-cash stock-based compensation expense	4.5
Interest expense, net	11.6
BellRing Adjusted EBITDA	$215.7

(8)
We present Net Debt (as adjusted) as a further supplemental measure of financial position. Net Debt (as adjusted) is defined as (a) the aggregate principal amount of our long term debt of $6,467.5 million less (b) the aggregate principal amount of our long term debt that is the sole obligation of BellRing LLC of $780.0 million less (c) cash and cash equivalents of $570.5 million (other than cash and cash equivalents of BellRing and its subsidiaries), in each case after giving effect to (i) the issuance of the notes offered hereby, (ii) the anticipated redemption by us of $1,000.0 million in aggregate principal amount of our 5.50% notes due 2025 at a redemption price of 104.125% of the principal amount of the 5.50% notes due 2025, plus accrued and unpaid interest, and (iii) the redemption by us in January 2020 of the remaining balance of our 8.00% notes, including accrued and unpaid interest and the redemption premium, as if each of the foregoing transactions had occurred on December 31, 2019, and, in the case of cash and cash equivalents, after giving effect to estimated fees, costs and expenses with respect to the issuance of the notes offered hereby, the redemption of the 5.50% notes due 2025 and the redemption by us of the 8.00% notes in January 2020.

(9)
We present Ratio of Net Debt (as adjusted) to Adjusted EBITDA—Restricted Group as a further supplemental measure of financial position. Ratio of Net Debt (as adjusted) to Adjusted EBITDA—Restricted Group represents the ratio of our Net Debt (as adjusted) as of December 31, 2019 (calculated as described above in note (8)) to our Adjusted EBITDA—Restricted Group for the 12 month period ended December 31, 2019 (calculated as described above in note (7)).

(10)
Includes debt issuance costs, including amounts held for sale and unamortized premiums, net of unamortized discounts (including BellRing LLC) of $50.6 million at December 31, 2019, $39.8 million at September 30, 2019 and $48.6 million at September 30, 2018.